UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017

STEPAN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4462	36-1823834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of Principal Executive Offices)

(847) 446-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Named Executive Officer.

Effective as of August 15, 2017, Mr. Scott Mason, Vice President, Supply Chain, will retire and separate from Stepan Company (the “Company”). In connection with Mr. Mason’s departure, the Company intends to enter into a separation agreement with Mr. Mason, and when such agreement has been entered into, the Company will file a Form 8-K with respect thereto.

Effective as of August 16, 2017, Mr. Art Mergner, currently Vice President and General Manager, Polymers of the Company, will succeed Mr. Mason in the position of Vice President, Supply Chain of the Company. Mr. Mergner started his career at the Company in 1989 as a Product Development Chemist. Before transferring to the Company’s Surfactants business in 1998, Mr. Mergner held the position of Business Manager, Polyurethane Systems. While in Surfactants, Mr. Mergner served as Business Manager, Laundry & Cleaning Products and was promoted to Director, Global Consumer Products. Mr. Mergner was promoted to Vice President, Global Procurement in 2009 and to Vice President and General Manager, Polymers in 2014. Mr. Mergner holds a Bachelor of Science degree in Chemistry, as well as an MBA, both from the University of Cincinnati, along with a JD from DePaul University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stepan Company

Date: August 2, 2017	By:	/s/ Jennifer Ansbro Hale
	Name:	Jennifer Ansbro Hale
	Title	Vice President, General Counsel, Chief Compliance Officer and Secretary